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                                                                     Exhibit 4.4


                   1997 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                       OF

                        TCI SATELLITE ENTERTAINMENT, INC.

                  1. PURPOSE OF THE PLAN. This Nonemployee Director Stock Option Plan (the "Plan") is intended as an incentive to retain and attract persons of training, experience and ability to serve as independent directors on the Board of Directors of TCI Satellite Entertainment, Inc., a Delaware corporation (the "Company"), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that the options granted pursuant to this Plan (the "Options") will be nonqualified options within the meaning of
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. EFFECTIVE DATE. This Plan shall be effective as of the date (the "Effective Date") it was approved by the Board of Directors of the Company; provided however, that all options granted pursuant to this Plan are subject to the approval of the Plan by the stockholders of the Company.

                  3. DESIGNATION OF PARTICIPANTS; AUTOMATIC GRANT OF OPTIONS. Each director of the Company who is not an employee of the Company or any Subsidiary (as hereinafter defined) of the Company (any such director being hereinafter referred to as a "Nonemployee Director") shall be granted Options as described hereunder. Each Nonemployee Director who is a director as of the Effective Date shall automatically be granted Options to purchase 50,000 shares of the Series A Common Stock of the Company (the "Common Stock") at the Effective Date. Thereafter, each individual who becomes a Nonemployee Director shall automatically be granted Options to purchase 50,000 shares of Common Stock (subject to adjustment as provided in Paragraph 10) on the date such person first becomes a Nonemployee Director. Notwithstanding the foregoing, in the case of any grant of Options made on a date subsequent to the Effective Date, such grant shall only be made if the number of shares then subject to future grant under this Plan is sufficient to make all automatic grants required to be made pursuant to this Plan on such date of grant. As used herein, the term "Subsidiary" of the Company means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Company, or any business entity in which the Company owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

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                  4. OPTION AGREEMENT. Each Option granted hereunder shall be embodied in a written option agreement ("Option Agreement"), which shall be subject to the terms and conditions set forth above and shall be signed by the Optionee (as hereinafter defined) and by the Chief Executive Officer, the Chief Operating Officer, or any Vice President of the Company for and on behalf of the Company. As used herein, the term "Optionee" means any Nonemployee Director to whom Options are granted hereunder.

                  5. COMMON STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in Paragraph 10 hereof, a total of 500,000 shares of Common Stock shall be reserved for issuance upon the exercise of Options granted pursuant to this Plan. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance to an Optionee pursuant to this Plan. Common Stock subject to Options that are forfeited or terminated or expire unexercised shall immediately become re-available for the granting of Options hereunder, to the extent that such forfeited, terminated or expired Options were unexercised at the time of such forfeiture, termination or expiration and did not otherwise result in the issuance of any shares of Common Stock to the Optionee or any other person.

                  6. OPTION PRICE.

                  (a) The purchase price of each share of Common Stock that is subject to an Option granted pursuant to this Plan shall be the Fair Market Value (as defined in Paragraph 6(b)) of such share of Common Stock on the date the Option is granted.

                  (b) The Fair Market Value of a share of Common Stock on a particular date means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of Common Stock, as applicable, on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the Nasdaq Stock Market or, if not reported on the Nasdaq Stock Market, as quoted by the National Quotation Bureau Incorporated, or if the Common Stock is listed on an exchange, on the principal exchange on which the Common Stock is listed.

                  7. OPTION PERIOD. Each Option granted pursuant to this Plan shall terminate and be of no force and effect with respect to any shares of Common Stock not purchased by the Optionee at 5 p.m., Denver, Colorado time, on the earliest to occur of the following: (a) the day that immediately precedes the tenth anniversary of the date upon which the Option is granted; (b) the first business day following the expiration of the one-year period which begins on the date upon which the Optionee ceases to be a Director for any reason other than voluntary termination of Director status; or (c) the first business day following the expiration of the three-month period which begins on the date upon which the Optionee voluntarily terminates his Director status.

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                  8. EXERCISE OF OPTIONS.

                  (a) Options granted pursuant to this Plan shall be exercisable, on a cumulative basis, as follows: (i) with respect to 20% of the total number of shares of Common Stock initially subject to any Option, such Option shall be exercisable on the first anniversary of the date of grant; and
(ii) with respect to the remaining shares of Common Stock subject to any Option, such Option shall be exercisable with respect to an additional 20% of the total number of shares initially subject thereto as of the second, third, fourth and fifth anniversaries of the date of the grant.

                  (b) An Option may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution, subject to any enforceable provisions of a QDRO as defined in Section 9 below.

                  (c) In the event that, prior to the occurrence of any Change of Control, an Optionee voluntarily ceases his status as a Director, an Option granted to such Optionee may be exercised only to the extent such Option was exercisable at the time he ceased to serve in such capacity.

                  (d) In the event that an Optionee ceases to serve as a Director for any reason other than voluntary termination of Director status, at a time when an Option granted hereunder is still in force and unexpired under the terms of Paragraph 7 hereof, the vesting and exercisability of each such unmatured Option shall be accelerated. Such acceleration shall be effective immediately prior to the effective termination of Director status and each Option so accelerated shall be exercisable in full for so long as it is still in force and unexpired under the terms of Paragraph 7 hereof.

                  (e) Upon the occurrence of a Change in Control, as defined in Paragraph 10(c), the vesting and exercisability of all Options previously granted and still in force and unexpired under the terms of Paragraph 7 hereof shall be accelerated effective as of such Change in Control.

                  (f) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option shall be determined by the Board of Directors and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) whole shares of Common Stock or of Series B Common Stock of the Company already owned by the Optionee, (v) the withholding of shares of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Board of Directors deems

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appropriate. Without limiting the generality of the foregoing, if an Optionee is permitted to elect to have shares of Common Stock issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with such exercise, then the Board of Directors shall have the sole discretion to approve or disapprove such election, which approval or disapproval shall be given after such election is made. No holder of an Option shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares subject to any Option unless and until certificates evidencing such shares shall have been issued by the Company to such holder.

                  9. ASSIGNABILITY. No Option shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any attempted assignment of an Option in violation of this Paragraph 9 shall be null and void.

                  10. ADJUSTMENTS.

                  (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred stock or other debt or equity securities (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Board of Directors determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, merger, consolidation, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Board of Directors shall, in its sole discretion and in such manner as the Board of Directors may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of shares reserved under this Plan, (ii) the number and kind of shares subject to any outstanding Options, and (iii) the exercise price with respect to any outstanding Options, PROVIDED, HOWEVER, that the number of shares subject to any Option shall always be a whole number. The Board of Directors may, if deemed appropriate, provide for a cash payment to any Optionee in connection with any adjustment made pursuant to this Section 10(b). In the event of a corporate merger, consolidation, acquisition of property or stock, reorganization, liquidation or similar transaction, the Board of Directors shall be authorized to issue or assume stock options by means of

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substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, the termination of unexercised options in connection with such transaction.

                  (c) An Option shall become fully exercisable upon a Change in Control of the Company. As used herein, "Change in Control" means the occurrence of any of the following events: (i) after the Effective Date, any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, or any Controlling Person) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities); (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes of this definition, "Controlling Person" means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of the Effective Date of this Plan,
(b) John C. Malone, (c) the respective family members, estates and heirs of each of the persons referred to in clauses (a) and (b) above, and of Bob Magness, and any trust or other investment vehicle for the primary benefit of the persons referred to in clauses (a) and (b) above, and of Bob Magness, or their respective family members or heirs and (d) Kearns-Tribune Corporation, a Delaware corporation. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person.

                  11. PURCHASE FOR INVESTMENT. Unless the Options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

                  12. TAXES. The Company may make such provisions as it may deem appropriate for the withholding of any taxes that it determines is required in connection with any Options granted to any Optionee hereunder.

                  13. AMENDMENTS OR TERMINATION. The Board of Directors of the Company may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would

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impair the rights of any Optionee under any Option that he has been granted shall be made without his consent, (b) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 (or any successor provision) under the Exchange Act in order to preserve the applicability of any exemption provided by such Rule to any Option then outstanding (unless the holder of such Option consents) or to the extent stockholder approval is otherwise required by applicable legal requirements, and (c) the Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Exchange Act as then in effect.

                  14. GOVERNMENT REGULATIONS. This Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals on the part of any governmental agencies or national securities exchanges or transaction reporting systems as may be required.

                  15. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

                  16. MISCELLANEOUS. The granting of any Option shall not impose upon the Company, the Board of Directors of the Company or any other directors of the Company any obligation to nominate any Optionee for election as a director, and the right of the stockholders of the Company to remove any person as a director of the Company shall not be diminished or affected by reason of the fact that an Option has been granted to such person.
















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